                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-8) pertaining to the Associated Materials Incorporated Employee Stock Purchase Plan (File No. 333-69128) and the Associated Materials Incorporated Amended and Restated 1994 Stock Incentive Plan (File No. 333-69126) of our report dated February 8, 2002, with respect to the financial statements of Associated Materials Incorporated included in the Annual Report (Form 10-K) for the year ended December 31, 2001.

                                                     ERNST & YOUNG LLP


Dallas, Texas
February 28, 2002